Exhibit 4.255

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 159601 dated April 18, 2018

To render

telecommunication services for provision

of communication channels

This license has been granted to

Public Joint Stock Company

“Mobile TeleSystems”

Legal Entity (Individual Entrepreneur) Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Principal place of business (residence):

109147, Moscow, Marksistskaya St., 4

The territory of the services is specified in appendix hereto.

This license is valid through:

April 18, 2023

This license is granted based on the decision of the licensing authority - Order No. 664- рчс dated October 31, 2017

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	(signature) O. A. Ivanov

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

CN 096434

Appendix to License No. 159601**

Licensing Requirements

1. Public Joint Stock Company “Mobile TeleSystems” (the licensee) shall keep the term of this license.

Short company name:

PJSC “MTS”

PSRN 1027700149124	TIN 7740000076

Principal place of business:

109147, Moscow, Marksistskaya St., 4

2.  The licensee agrees to commence the provision of communication services hereunder on or before April 18, 2018.

3.  The Licensee shall provide telecommunications services for provision of communication channels inside the Russian Federation in accordance with the license only in the territory of the following:

Republic of Ingushetia, Kabardino-Balkar Republic, Karachay-Cherkess Republic, Volgograd Region.

4.  Pursuant to this license, the Licensee shall provide to the user the possibility to send electronic communication messages via communication channels formed by transmission lines of licensee’s communication network*.

5.  The licensee rendering the services hereunder shall abide by the terms set for the allocation of radio bands and assignment of radio frequency or radio frequency channel.

6.  The licensee shall meet the requirements for communication networks and facilities, established by the Federal executive authority by agreement with authorized government bodies engaged in the special investigative activities, for the purpose of carrying out of such activities and other measures to prevent the disclosure of organizational and tactical methods of such activities.

1

7.  The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal executive body in the sphere of telecommunications.

*    The services rendered hereunder may be accompanied by other services technologically and inseparably associated with data communication services for the purposes of voice data communication and aimed at increasing their customer value, unless it requires a separate license.

**                        This license is issued to extend the term of the license No. 105546 dated April 18, 2013.

2

Laced, numbered and sealed

3 (three) sheets

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

(signature) I. Yu. Zavidnaya.

NOV 7, 2017.

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS
PSRN 1087746736296

193121